UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2018

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

 555 NORTH EL CAMINO REAL #A418 SAN CLEMENTE, CA 92672

 (Address of principal executive offices) (zip code)

(424) 239-6230

(Registrant’s telephone number, including area code)

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On or about August 24, 2018 The Board of Directors of Sunset Island Group (the "Company"), acting as the Company’s Audit Committee, announces that it has appointed BF Borgers, CPA PC (“Borgers”) as Sunset Island Group’s independent auditors for the 2017 and 2018 fiscal year, replacing Benjamin & Young, LLP ("B&Y").

This action effectively dismisses Benjamin & Young as the Company's independent auditor for the fiscal year ending October 31, 2017. Benjamin & Young did not issue any report on the Company's consolidated financial statements. For the period from May 16, 2017 (B&Y’s appointment) through to the date of this form 8-K, there were no substantial disagreements with Benjamin & Young, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, remain unresolved and there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

For the years ended October 31, 2016 and through the date of this form 8-K, neither the Company nor anyone acting on the Company's behalf has consulted the entity of Borgers regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of Borgers provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

The Company provided Benjamin & Young, LLP with a copy of the disclosures it is making in this Item 4.01(a) of this Current Report on Form 8-K and requested that Benjamin & Young, LLP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements above, and, if not, stating the respects in which it does not agree. The company has not yet received the requested later.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: September 13, 2018	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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